EXHIBIT 23


[LETTERHEAD OF HAZLETT, LEWIS & BIETER, PLLC]



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Annual Report of American Consumers, Inc. (Form 10-K), of our report, dated July 19, 2007, with respect to the financial statements of American Consumers, Inc. included in the Annual Report to security holders for the fiscal year ended June 2, 2007.


/S/ HAZLETT, LEWIS & BIETER, PLLC


Chattanooga,  Tennessee
August  27,  2007